EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                       INTELLIGENT MOTOR CARS GROUP, INC.

                                       AND

                                  JON B. WALLIS

         This Employment Agreement (Agreement) is made and executed this 1st day of October, 2005 (the Effective Date), by and between Intelligent Motor Cars Group, Inc. (IMTR or the "Company"), a Delaware corporation, having its principal place of business at 750 East Prospect Road # B, Oakland Park, FL 33309 and Jon B. Wallis who resides at 1639 South Carson Ave., Tulsa Oklahoma 74119 ("Executive").

         WHEREAS, IMTR desires Executive to be its new Chief Executive Officer, and Chairman of the Board, and Executive desires to become the Chief Executive Officer and Chairman of the Board of the Company.

         WHEREAS, IMTR's sole officer and director is Gerald Scalzo and he shall remain as a director to serve on the Board of Directors.

         WHEREAS, the IMTR Board has unanimously authorized the execution of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, the parties do hereby agree as follows:

         1.       EMPLOYMENT, RESPONSIBILITIES AND TERM.

                  (a) Position Responsibilities. IMTR agrees to and does hereby engage and employ Executive as Chief Executive Officer of IMTR upon the terms and conditions set forth herein and Executive accepts such offer of employment. Executive will assume all customary responsibilities of

         Chief Executive Officer of the Company that include, but are not limited to, business strategy, development, and seeking possible acquisition candidates.

                  (a) Board of Directors. It is also understood and agreed that Executive will serve as a Director of the Company, without additional compensation, for the term of this Agreement as defined below. During the term of this Agreement, the Board of Directors will take such actions as may be required to appoint Executive as Chairman of the Board of Directors. Executive may serve on the Board of Directors of companies not affiliated or that has businesses or operations that conflict with IMTR, and may receive compensation in connection therewith, if such Board position is approved in advance by the Board of Directors of IMTR.

                  (c) Commitment. Executive agrees to discharge his duties hereunder in accordance with the direction of the Board of Directors of IMTR and to follow diligently and implement faithfully all management policies and decisions communicated to him by the Board of Directors. During the employment of Executive by IMTR, Executive shall devote his full and undivided time, attention, energies and loyalty to the Company's business but the foregoing shall not be construed to prevent Executive from making investments in other businesses or enterprises or engaging in any other business activity that does not interfere with Executive's duties under this Agreement, or conflict with his obligations under Paragraph 9 hereof or otherwise represent a conflict of interest with his duties to IMTR.

         2. TERM AND RENEWAL. The term of Executive's employment hereunder will be for a period commencing on the Effective Date and continuing for a maximum period of one (1) year (the Expiration Date), unless Executive's employment is earlier terminated by either party pursuant to Paragraph 7 of this Agreement. The Agreement will automatically be renewed for another year if neither party provides the other with written notice of termination no less than 30 days in advance.

         3.       COMPENSATION

                  (a) Issuance of Common Stock. To retain Executive and to provide him with incentives to perform well for the Company and its shareholders, the Company will issue Executive one hundred million (100,000,000) shares of its restricted common stock (the "Shares") within five (5) business days of the Effective Date.

                  (b) Fringe Benefits. As of the Effective Date, no fringe benefits will be offered to the Executive. However, if at a later date adequate funds become legally available, the Board will consider and approve a fringe benefit package similar to those received by CEO's of comparable companies.

         4. REIMBURSEMENT OF BUSINESS EXPENSES. The Company will promptly reimburse Executive for all business expenses incurred by him in connection with the business of the Company in accordance with regular Company policy regarding the nature and amount of expenses and the maintenance and submission of receipts and records necessary for the Company to document them as proper business expenses.

         5.       TERMINATION OF EMPLOYMENT AND THIS AGREEMENT.

                  (a) Termination for Cause. For the purposes hereof, Cause shall mean any action by the Executive or any inaction by the Executive which constitutes:

                           (i) fraud, embezzlement, misappropriation, dishonesty or breach of trust;

                           (ii)     a felony or moral turpitude;

                           (iii) a material breach or violation of any or all of the covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability (as hereinafter defined);

                           (iv) a willful or knowing failure or refusal by the Executive to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or Disability; or

                           (v) gross negligence by the Executive in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability;

provided, however, that if the basis for any termination of the Executive's employment by the Company as set forth in the Termination Notice (as hereinafter defined) delivered by the Company to the Executive is for any or all of the definitions of Cause set forth in Sections 5.1(b)(iii), 5.1(b)(iv) or 5.1(b)(v) of this Agreement, then, in such event, the Executive shall have fifteen (15) days from and after the date of his receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may require more than fifteen (15) days to cure the specified action or inaction, but such plan must be reasonably satisfactory to the Company and the Executive must proceed diligently to effectuate such plan.

                  (1) Disability shall mean any mental or physical illness, condition, disability or incapacity that prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

                  (2) In the event of termination for death or Disability, as defined herein, the Executive shall be entitled to retain the Shares issued.

                  (3) In the event of termination of the executive for "Cause", the Executive shall return one-half of all Shares issued to the Company and the Company shall have the absolute right to issue "stop payment" instructions to its transfer agent on any and all Shares that have not been returned to the Company within 15 days of the date of the Termination Notice, unless cured as described in Paragraph 5(a) above.

                  (d) Termination for No Cause. In the event that the Company terminates this Agreement prior to the Expiration Date for any reason other than for Cause as defined herein, the Company shall be obligated to issue to Executive 100,000,000 additional shares of its restricted common stock (the "Termination Shares") within five (5) business days of such termination.

                  (c) Voluntary Termination by Executive. In the event that Executive terminates this Agreement voluntarily prior to the Expiration Date, the Executive shall return to the Company 8,333,333 Shares for each full month remaining in the term of the Agreement commencing with the first full month following the date of the written termination notice provided by the Executive to the Board of Directors. By way of example, if the Executive's termination notice is dated November 12, 2005, he will be obligated to return to the Company 8,333,333 Shares multiplied by the 10 months remaining in the Agreement, or 83,333,333 Shares.

         6. NO RESTRICTIONS ON EXECUTIVE'S EMPLOYMENT BY IMTR. Executive represents as a condition of this Agreement that he is not under any existing employment agreement, non-competition agreement or other legally binding agreement which would prohibit or in any manner restrict his employment hereunder with IMTR.

         7.       RESTRICTIONS ON COMPETITION.

                           (a) During Employment. In order to protect IMTR's investment, which includes but is not limited to, time, money, options and proprietary information, and in recognition of the unique character of the Trade Secrets and other Confidential Information which are the basis of IMTR's business and future business opportunities, in recognition of the worldwide geographic scope of IMTR's business and/or potential business opportunities and Executive's contemplated role, responsibilities and knowledge therefor, for the entire period of Executive's employment by IMTR, Executive agrees that he will not work as a consultant for or directly or indirectly perform services anywhere in the world for himself or any other person, firm or corporation in competition with IMTR. A business in competition with IMTR includes any business activity engaged in by IMTR and/or being actively investigated or contemplated by IMTR during the period of Executive's employment by IMTR.

                           (b) Executive agrees and acknowledges that the restrictions on competition contained herein including their geographic and product scope are necessary and reasonable to protect the interests of IMTR and that the Company's Trade Secrets and other Confidential Information of which he will become acquainted, if used anywhere in the world during the period in which he has agreed not to use them or to disclose them would cause IMTR serious and irreparable damage and harm. Executive represents and admits that upon the termination of his employment with IMTR, his experience and capabilities are such that he can obtain employment engaged in other lines of endeavor and that the enforcement of this Agreement would not prevent him from earning a livelihood.

         8.       ACKNOWLEDGMENTS.

                           (a) It is understood and contemplated by the parties that if the obligations undertaken herein in Paragraph 7 is breached in any way, irreparable harm to the Company should be presumed. Damages might be difficult if not impossible to ascertain, and the faithful observance of the terms of this Agreement during and after termination of Executive's employment is an essential condition to his employment with the Company. In light of these considerations, Executive agrees that a court of competent jurisdiction may immediately enjoin any breach or threatened breach of Paragraph 7 to this Agreement, without waiver of any other rights and remedies which the Company may have at law.

                           (b) The obligations undertaken in Paragraph 7 of this Agreement survive the termination of Executive's employment hereunder for the period specified in each such Paragraph and the termination of this Agreement, regardless of the reason therefor.

                           (c) The obligations of IMTR to Executive and the executive to IMTR following termination of Executive's employment shall survive the termination of this Agreement until satisfied in accordance with the terms thereof or otherwise provided in this Agreement.

                           (d)      The rights of each party under this
                  Agreement are in addition to any other rights or remedies either may have in law or in equity in the event either party breaches this Agreement, all of which rights and remedies are preserved in full.

         9.       CONSTRUCTION OF AGREEMENT.

                           (a) It is the intention of the parties to this Agreement that any construction of this Agreement or Paragraph thereof shall be in favor of its legality and enforceability and that any construction causing illegality or unenforceability should yield to a construction favoring legality and enforceability. Further, the parties agree that should any portion of this Agreement be judicially held invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding any remaining portion of this Agreement not so declared and that any portion held to be invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, otherwise to be stricken from this Agreement, but only to the extent required for purposes of maintaining the legality, validity and enforceability of this Agreement and all portions thereof in the jurisdiction so holding.

                           (b) It is understood that use of the word and herein included the disjunctive as well as its injunctive meaning whenever such meaning would broaden the protection to the Company in the context in which it is used.

         10. NO WAIVER. No waiver of any breach of this Agreement may be construed or deemed as a waiver of any succeeding breach of this Agreement.

         11. PERSONAL SERVICES. It is understood and contemplated that this Agreement provides for personal services of Executive to the Company.

         12. NO INTERFERENCE. For two (2) years following the termination of Executive's employment hereunder, regardless of the reason therefor, Executive will not intentionally disrupt or attempt to disrupt the Company's business relationship with its customers or suppliers, nor solicit any of the Company's employees to terminate their employment with IMTR.

         13. CERTIFICATION BY EMPLOYEE. Executive certifies that he has received a copy of this Agreement for review and study before being asked to execute it, that he has read this Agreement carefully, that he has had a sufficient opportunity before executing this Agreement to ask questions about it and to receive answers to any such questions and that he understands the obligations and rights provided hereunder.

         14. ENTIRE AGREEMENT. This Agreement hereto supersedes any and all other agreements, both oral and in writing, between the parties hereto with respect to the employment and terms and conditions thereof of Executive by IMTR, and it contains all of the parties' representations, covenants and agreements with respect to such matters. The terms of this Agreement may not be changed orally but only by a subsequent writing signed by the party against whom enforcement of such modification is sought.

         15. CAPTIONS. Paragraph captions used herein are for convenience of reference only and shall not change the meaning of the terms of this Agreement.

                           a. Successors and Assigns. The terms of this Agreement shall inure to the benefit of any successors and assigns of the Company.

                           b. Governing Law and Venue. This Agreement shall be construed and governed in accordance with the laws of the State of Oklahoma. The parties agree venue shall be proper solely in the state and federal courts in Tulsa County, State of Oklahoma.

         16. Corporate Authority. The Company represents and warrants that this Agreement including the issuance of the Share Grant (i) has been duly authorized, executed and delivered by the Company, (ii) constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, and (iii) does not conflict with or result in a violation of the Company's Certificate of Incorporation, By-laws, or any contract, agreement or instrument to which the Company is a party or is otherwise bound.

         17. Advice of Counsel. The parties to this Agreement have the opportunity to seek advice of counsel prior to executing this Agreement.

         18. Jointly Prepared. As this document is the result of extensive negotiation by the parties, it shall be deemed to be jointly written and prepared by the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date hereof, to be effective as of the Effective Date.

JON B. WALLIS:


/s/ Jon B. Wallis
-----------------
(an individual)

INTELLIGENT MOTOR CARS GROUP, INC.:


By:/s/ Gerald Scalzo
   -----------------
GERALD SCALZO, CEO & Director